Exhibit 99

The Ryland Group, Inc.
News Release	www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Cathey Lowe, Senior Vice President, Finance
		Investor Relations	(818) 223-7530

Marya Jones, Director, Communications
		Media Relations	(818) 223-7591

RYLAND PROVIDES UPDATED GUIDANCE ON
2005 FIRST-QUARTER EARNINGS

CALABASAS, Calif. (March 7, 2005) — The Ryland Group, Inc. (NYSE: RYL), today announced that earnings per share for the first quarter of 2005 should exceed the record $1.03 earnings per share posted in the first quarter of 2004 by at least 15 percent. Impacting the first quarter of 2005 are approximately 225 home closings originally scheduled for closing in the first quarter that will be delayed to later periods as a result of construction delays due to adverse weather conditions in several markets, which are primarily Southern California, Maryland, Nevada and Arizona. The Company anticipates that any affected closings will recover from the weather-related delays and be reported in the latter quarters of 2005. Therefore, the Company’s previous guidance for record full-year 2005 diluted earnings per share to exceed $7.25 remains unchanged.

     With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. The Company currently operates in 27 markets across the country and has built more than 230,000 homes and financed more than 200,000 mortgages since its founding in 1967. Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.” Previous news releases may be obtained at www.ryland.com.

Note: Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties, which include, among others:

•	economic changes nationally or in the Company’s local markets, including volatility in interest rates, inflation, changes in consumer confidence levels and the state of the market for homes in general;

•	the availability and cost of land;

•	increased land development costs on projects under development;

•	shortages of skilled labor or raw materials used in the production of houses;

•	increased prices for labor, land and raw materials used in the production of houses;

•	increased competition;

•	failure to anticipate or react to changing consumer preferences in home design;

•	delays in land development or home construction resulting from adverse weather conditions;

•	potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•	delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities; or

•	other factors over which the Company has little or no control.